Exhibit 99.3

Condensed Consolidated Financial Statements of

(Unaudited)

LJVH HOLDINGS INC.

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

LJVH HOLDINGS INC.

Condensed Consolidated Financial Statements

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

Financial Statements

LJVH HOLDINGS INC.

Condensed Consolidated Statement of Earnings

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(in thousands of U.S. dollars)

	October 16, 2010	October 10, 2009
Net sales of coffee and related items	$201,122	$166,093
Rental income	20,137	19,874
Other revenues	1,280	1,049

Total revenues	222,539	187,016
Cost of sales (including $14,198 and $12,263 of depreciation)	114,566	92,927

	107,973	94,089
Selling and operating expenses	61,198	55,150
General and administrative expenses	27,864	26,644

Operating profit	18,911	12,295
Financial expenses (note 4)	16,291	15,552

Earnings (loss) before income taxes	2,620	(3,257)
Income tax recovery (note 7)	(575)	(4,260)

Net earnings	3,195	1,003
Net earnings attributable to redeemable non-controlling interest	737	981

Net earnings attributable to LJVH Holdings Inc.	$2,458	$22

See accompanying notes to unaudited condensed consolidated financial statements.

LJVH HOLDINGS INC.

Condensed Consolidated Statement of Comprehensive Income

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(In thousands of U.S. dollars)

	October 16, 2010	October 10, 2009
Net earnings	$3,195	$1,003
Other comprehensive (loss) income, net of tax:
Unrealized loss on foreign currency translation adjustment	(18)	(1,062)

Other comprehensive loss	(18)	(1,062)

Total comprehensive income (loss)	3,177	(59)
Total comprehensive income attributed to redeemable non-controlling interest	693	3,560

Total comprehensive income (loss) attributed to LJVH Holdings Inc.	$2,484	$(3,619)

See accompanying notes to unaudited condensed consolidated financial statements.

LJVH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

October 16, 2010, with comparative figures as at April 3, 2010

(In thousands of U.S. dollars)

	October 16, 2010	April 3, 2010
Assets
Current assets:
Cash and cash equivalents	$32,217	$39,828
Restricted cash	500	500
Accounts receivable, net	56,101	52,682
Inventories, net (note 3)	35,837	29,476
Income taxes receivable	2,316	3,117
Derivative financial instruments (note 13)	823	164
Deferred income taxes	1,690	1,797
Prepaid expenses	6,896	4,465

Total current assets, net	136,380	132,029
Fixed assets, net (note 5)	103,448	104,587
Intangible assets, net (note 6)	253,939	258,978
Deferred income taxes	4,623	2,070
Goodwill	243,962	244,603
Other long-term assets	6,998	8,001

	$749,350	$750,268

	October 16, 2010	April 3, 2010
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$33,342	$22,444
Accrued compensation	11,880	12,250
Accrued customer incentives	5,785	10,157
Accrued interest	2,960	5,766
Income taxes payable	266	266
Deferred revenue	557	1,078
Deferred income taxes	60	213
Derivative financial instruments (note 13)	7,658	10,974
Current portion of long-term debt	3,749	11,960

Total current liabilities	66,257	75,108
Long-term debt	358,051	358,592
Subordinated note to parent company	94,806	90,309
Derivative financial instruments (note 13)	26,538	27,793
Other long-term liabilities	9,624	9,462
Deferred income taxes	75,120	74,712
Redeemable non-controlling interest	14,234	14,415
Shareholders’ equity:
Capital stock (note 9)	119,365	117,038
Accumulated deficit	(15,564)	(18,054)
Accumulated other comprehensive income	919	893

Total equity attributable to LJVH Holdings Inc.	104,720	99,877
Commitments and guarantees (note 11)
Contingencies (note 12)
Subsequent events (note 14)

	$749,350	$750,268

See accompanying notes to unaudited condensed consolidated financial statements.

LJVH HOLDINGS INC.

Condensed Consolidated Statement of Shareholders’ Equity

(Unaudited)

Twenty-eight weeks ended October 16, 2010

(In thousands of U.S. dollars)

	Equity attributable to redeemable non-controlling interest	Capital stock	Contributed surplus	Accumulated deficit	Accumulated other comprehensive income	Total shareholders’ equity
Balance as at April 3, 2010	$14,415	$117,038	$—	$(18,054)	$893	$99,877
Net earnings	737	—	—	2,458	—	2,458
Other comprehensive (loss) income	(44)	—	—	—	26	26
Adjustment of redeemable non-controlling interest to redemption value	(32)	—	—	32	—	32
Issuance of shares (note 9)	—	2,327	—	—	—	2,327
Dividend paid	(842)	—	—	—	—	—

Balance as at October 16, 2010	$14,234	$119,365	$—	$(15,564)	$919	$104,720

See accompanying notes to unaudited condensed consolidated financial statements.

LJVH HOLDINGS INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(In thousands of U.S. dollars)

	October 16, 2010	October 10, 2009
Cash flows from operating activities:
Net earnings	$3,195	$1,003
Adjustments for:
Depreciation of fixed assets	18,953	16,918
Amortization of intangible and other long-term assets	4,484	4,276
Amortization of financing costs	816	744
Deferred income taxes	(1,996)	(3,482)
Pension expense and post-employment benefits	338	194
Change in fair value of derivative financial instruments and unrealized foreign exchange (gain) loss on translation of long-term debt	(3,695)	(2,748)
Gain on disposal of fixed assets	(103)	(74)
Other	(2,266)	(384)
Net change in non-cash balances related to working capital items (note 10)	(7,115)	(12,287)

	12,611	4,160
Cash flows from financing activities:
Issue of common shares and Class B preferred shares (note 9)	2,351	2,038
Increase in subordinated note to parent company	4,853	4,075
Repayment of long-term debt	(9,309)	(2,877)
Dividends paid to redeemable non-controlling shareholders of subsidiaries	(842)	(869)
Purchase of redeemable non-controlling interests	—	(6,555)

	(2,947)	(4,188)
Cash flows from investing activities:
Business and asset acquisitions and disposals (note 2)	(795)	(298)
Additions to fixed assets	(16,855)	(13,351)
Proceeds from disposal of fixed assets	396	367
Increase in other long-term assets	143	601

	(17,111)	(12,681)
Effect of exchange rate changes on cash	(164)	3,095

Net decrease in cash and cash equivalents	(7,611)	(9,614)
Cash and cash equivalents, beginning of year	39,828	25,173

Cash and cash equivalents, end of period	$32,217	$15,559

See accompanying notes to unaudited condensed consolidated financial statements.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

LJVH Holdings Inc. (the “Company”) is a gourmet coffee roaster, marketer and distributor. It markets its gourmet coffees across Canada and the United States through distribution channels that include coffee services, retail stores, bistros, on-line shopping and food service networks.

The Company was incorporated under the Business Corporations Act of British Columbia. The headquarters of the Company is located in Montréal, Québec, Canada.

1.	Basis of presentation:

These condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These condensed consolidated financial statements include the accounts of LJVH Holdings Inc. as formed by virtue of the acquisition of Van Houtte Inc. on July 19, 2007 (date of acquisition).

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the accounting principles and methods of application disclosed in the financial statements for the year ended April 3, 2010. They do not include all of the information and footnotes required by GAAP for annual financial statements and should be read in conjunction with the financial statements for the period ended April 3, 2010.

In the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial data have been included. Results of operations for the twenty-eight weeks ended October 16, 2010 are not necessarily indicative of the results that may be expected for the 2011 fiscal year.

The October 16, 2010 balance sheet data is derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. For further information, refer to the consolidated financial statements and the footnotes for the fiscal year ended April 3, 2010.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

1.	Basis of presentation (continued):

These condensed consolidated financial statements include the accounts of LJVH Holdings Inc. and its subsidiaries. All significant transactions and balances between these companies have been eliminated. All consolidated subsidiaries are wholly-owned as of October 16, 2010 with the exception of the following:

Consolidated subsidiary	Business purpose	Ownership
L’Authentique Pose café, Inc.	Coffee Services	50%
Automates Alouette, Inc.	Coffee Services	75%
Pause Café Estrie, Inc.	Coffee Services	50%
Corporate Coffee Systems, LLC	U.S. Coffee Services	56%

The major subsidiaries of LJVH Holdings Inc. are Van Houtte Group Inc., including its principal subsidiaries Van Houtte L.P. and Van Houtte Coffee Services L.P., Van Houtte Coffee Service Inc., VKI Technologies Inc., and Filterfresh Coffee Service, Inc., including its principal subsidiary, Corporate Coffee Services, LLC.

The Company does not hold investments in affiliated companies where it is deemed to have significant influence.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the related amounts of revenues and expenses and the disclosure of contingent assets and liabilities. Significant areas requiring the use of management estimates relate to the determination of the useful life of assets for depreciation and amortization and evaluation of net recoverable amounts, the determination of the fair value of assets acquired and liabilities assumed in business combinations, the implied fair value of goodwill, the provisions for income taxes and determination of deferred income tax assets and liabilities that take into account the estimate of taxable benefits in the various jurisdictions, and the determination of the fair value of financial instruments. Actual results could differ from those estimates.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

2.	Business acquisitions:

During the periods, the Company made several acquisitions. Results of the businesses acquired are included from the date of the acquisition in the consolidated financial statements of the Company. The total consideration was approximately $795,000 (2009 - $568,000). During the period ended October 10, 2009, the Company also acquired the minority interest in two of its consolidated subsidiaries for $6,956,000 ($6,555,000 in cash).

The acquisitions are summarized as follows:

	October 16, 2010	October 10, 2009
Assets acquired:
Non-cash operating working capital	$103	$19
Fixed assets	282	93
Non-compete agreements	266	19
Customer relations	107	437
Other assets	20	—
Goodwill	17	—

	$795	$568

Consideration:
Cash	$—	$298
Portion of purchase price unpaid at the acquisition date	795	270

	$795	$568

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

3.	Inventories, net:

	October 16, 2010	April 3, 2010
Raw material	$11,018	$8,211
Goods in process	590	584
Finished goods	24,229	20,681

	$35,837	$29,476

The amount of inventories recognized as an expense during the twenty-eight weeks ended October 16, 2010 is $88,716,000 ($71,815,000 as at October 10, 2009). As at October 16, 2010, inventories included a provision for obsolescence of $455,000 ($537,000 as at April 3, 2010).

4.	Financial expenses:

	Period ended October 16, 2010	Period end October 10, 2009
Interest on long-term debt	$13,154	$13,384
Interest on subordinated note to parent company	3,869	3,349
Unrealized change in fair value of derivative financial instruments	(4,999)	55,349
Unrealized foreign exchange (gain) loss on translation of long-term debt	1,303	(58,098)
Realized loss (gain) on derivative financial instruments	1,035	(46)
Amortization of deferred financing costs	816	744
Other	1,113	870

	$16,291	$15,552

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

5.	Fixed assets, net:

	October 16, 2010
	Cost	Accumulated depreciation	Net book value
Land	$2,132	$—	$2,132
Building	13,624	1,970	11,654
Retail equipment	9,088	5,403	3,685
Vending equipment	1,903	730	1,173
Coffee service equipment (i)	112,425	67,842	44,583
Machinery and equipment	27,850	6,623	21,227
Furniture, computer equipment and leasehold improvements	11,126	5,507	5,619
Vehicles	15,270	8,849	6,421
Software development cost	16,339	9,385	6,954

	$209,757	$106,309	$103,448

	April 3, 2010
	Cost	Accumulated amortization	Net book value
Land	$2,139	$—	$2,139
Building	13,438	1,635	11,803
Retail equipment	9,740	5,550	4,190
Vending equipment	1,814	577	1,237
Coffee service equipment (i)	103,412	54,432	48,980
Machinery and equipment	23,528	5,485	18,043
Furniture, computer equipment and leasehold improvements	15,167	8,380	6,787
Vehicles	14,178	7,576	6,602
Software development cost	8,910	4,104	4,806

	$192,326	$87,739	$104,587

(i)	The coffee service equipment is for rental or provided to customers, pursuant to coffee services agreements.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

6.	Intangible assets, net:

	October 16, 2010
	Cost	Accumulated amortization	Net book value
Customer relations	$153,661	$25,491	$128,170
Trade name and trademarks	124,659	—	124,659
Non-compete agreements	2,250	1,561	689
Franchise agreement	862	696	166
Patents and licenses	478	223	255

	$281,908	$27,971	$253,939

	April 3, 2010
	Cost	Accumulated amortization	Net book value
Customer relations	$153,678	$21,244	$132,434
Trade name and trademarks	125,079	—	125,079
Non-compete agreements	2,226	1,327	899
Franchise agreement	866	584	282
Patents and licenses	474	190	284

	$282,323	$23,345	$258,978

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

7.	Income taxes:

The Company recorded income tax recovery of $575,000 for the twenty-eight weeks ended October 16, 2010 and $4,260,000 for the twenty-eight weeks ended October 10, 2009.

Income tax recovery is detailed as follows:

	Period ended October 16, 2010	Period ended October 10, 2009
Current	1,415	(778)
Deferred	(1,990)	(3,482)

Income tax recovery	$(575)	$(4,260)

The Company has net operating loss carryforwards for Canadian federal and provincial and U.S. Federal and states taxes, as well as capital losses carryforward available to be utilized against future taxable income. As the Company has concluded that it is not more likely than not that these losses will be utilized, a valuation allowance has been recorded.

The total amount of unrecognized tax benefits at October 16, 2010 and April 3, 2010 was $10,500,000 and $10,684,000 respectively. The amount of unrecognized tax benefits at October 16, 2010 that would impact the effective tax rate if resolved in favor of the Company is $5,100,000.

8.	Related party transactions:

During the twenty-eight weeks ended October 16, 2010, the Company expensed interest related to the subordinated loan to parent company of $3,868,500 (2009 - $3,347,180). As at October 16, 2010, $1,823 of interest due to parent company is included in accounts payable and accrued liabilities.

During the twenty-eight weeks ended October 16, 2010, the Company paid management fees and expenses of $596,000 (2009 - $537,000) to its controlling shareholder.

These transactions were conducted on non-arm’s length terms.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

9.	Capital stock:

(a)	Shares issuance:

(i)	During the period ended October 16, 2010:

On July 31, 2010, as part of the continuing subscription agreement with its parent, the Company issued 1,927,801 Class B preferred shares for a total cash consideration of CDN$2,428,474.

(ii)	During the period ended October 10, 2009:

On July 31, 2009, as part of the continuing subscription agreement with its parent, the Company issued 1,976,606 Class B preferred shares for a total cash consideration of CDN$2,305,514.

(b)	Omnibus stock incentive plan:

The following table provides details regarding changes to outstanding options for the periods ended:

	Twenty-eight weeks ended October 16, 2010		Twenty-eight weeks ended October 10, 2009
	Options	Weighted average exercise price	Options	Weighted average exercise price
		(CDN$ - in dollars)		(CDN$ - in dollars)
Balance at the beginning of the period	116,521	$3.87	103,983	$1.00
Granted	—	—	14,432	20.00
Cancelled	—	—	(2,329)	1.00

Balance at end of period	116,521	$3.87	116,186	$3.36

Vested options at end of period	59,665	1.93	37,239	$1.0

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

9.	Capital stock (continued):

(b)	Omnibus stock incentive plan (continued):

The following table summarizes information about stock options outstanding as at October 16, 2010:

Exercise price	Number of options outstanding	Weighted average remaining contractual life (in years)
(CDN$ - in dollars)
$1	100,489	7.0
$20	14,532	8.8
$40	1,500	9.4

The following table summarizes information about stock options exercisable as at October 16, 2010:

Exercise price	Number of options outstanding	Weighted average remaining contractual life (in years)
(CDN$ - in dollars)
$1	56,759	7.3
$20	2,906	8.9

The fair value of these options (as determined on respective grant dates) is considered by management to be nominal for the periods ending October 16, 2010 and October 10, 2009, and accordingly, no expense has been recorded in the statement of earnings.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

10.	Non-cash working capital items:

	2010	2009
Operating activities:
Changes in non-cash operating working capital items:
Accounts receivable	$(3,524)	$221
Inventories	(6,329)	(444)
Prepaid expenses	(2,399)	2,236
Accounts payable and accrued liabilities	2,931	(15,677)
Income taxes payable/receivable	2,103	1,358
Working capital acquired/disposed	103	19

	$(7,115)	$(12,287)

11.	Commitments and guarantees:

(a)	Lease commitments:

The Company rents premises and equipment under operating leases which expire at various dates up to 2024 and for which gross rents total $31,491,000. Of this amount, $6,572,000 is assumed by the franchisees of the Company. Annual payments under these leases for the next five years and thereafter are as follows:

	Gross	Franchisee	Net
2011	$7,455	$847	$6,608
2012	6,794	875	5,919
2013	4,825	887	3,939
2014	3,670	883	2,787
2015	2,551	858	1,693
2016 and thereafter	6,197	2,224	3,973

Lease expenses related to the operating leases amounted to $4,164,811 for the twenty-eight weeks ended October 16, 2010 and $3,965,883 for the twenty-eight weeks ended October 10, 2009, respectively.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

11.	Commitments and guarantees (continued):

(b)	Coffee commitments:

As at October 16, 2010, the Company had green coffee purchase commitments totaling approximately $8,250,000, of which approximately 95% had a fixed price. These commitments extend through December 2010. The value of the variable portion of these commitments was calculated using an average “C” price of coffee of $1.8645 per pound as at October 16, 2010.

(c)	Guarantees:

(i)	Directors’ and officers’ indemnification agreements:

The Company indemnifies its directors and officers, former directors and officers and individuals who act or who have acted at the Company’s request as directors or officers of an entity in which the Company is a shareholder or creditor, to the extent permitted by law, against any and all charges, costs, expenses, amounts paid in settlement or investigative damages incurred by the directors and officers as a result of any lawsuit, or any judicial, administrative or investigating proceeding in which the directors and officers are used as a result of their service. These indemnification claims are subject to any statutory or other legal limitation period. The nature of the indemnification agreements prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to counterparties.

(ii)	Operating leases:

The Company has guaranteed lease obligations for its franchisees up to 2012. If a franchisee defaults under its contractual obligation, the Company must, under certain conditions, compensate the lessor for the default. The maximum exposure in respect of these guarantees approximates $102,000 ($95,000 as at April 3, 2010). As at October 16, 2010, the Company has not recorded a liability associated with these guarantees since it is not probable that a franchisee will default under the agreement and management believes that the stand-by liability is negligible.

12.	Contingencies:

The Company is involved in several lawsuits and claims. While it is not possible to estimate the outcome of such proceedings at this time, management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position and results of operations.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

13.	Financial instruments:

(a)	Fair value of financial instruments:

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities approximates their fair value because of the near-term maturity of these instruments. The fair value of the long-term debt approximates their carrying values as the term and conditions of the borrowing arrangements are comparable to current market terms and conditions. The fair value of the subordinated debt to parent company is not determinable due to its related party nature.

As at October 16, 2010 and April 3, 2010, the estimated fair values of derivative financial instruments are as follows:

	October 16, 2010
	Short-term	Long-term	Total
Financial assets:
Coffee contracts (d)	$823	$—	$823

Financial liabilities:
Cross currency swaps (b)	$(5,706)	$(26,538)	$(32,244)
Forward foreign exchange contracts (b)	(200)	—	(200)
Interest rate swaps (c)	(1,750)	—	(1,750)

	$(7,656)	$(26,538)	$(34,194)

	April 3, 2010
	Short-term	Long-term	Total
Financial assets:
Coffee contracts (d)	$164	$—	$164

Financial liabilities:
Cross-currency swaps (b)	$(4,103)	$(27,793)	$(31,896)
Forward foreign exchange contracts (b)	(1,049)	—	(1,049)
Interest rate swaps (c)	(5,822)	—	(5,822)

	$(10,974)	$(27,793)	$(38,767)

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

13.	Financial instruments (continued):

(a)	Fair value of financial instruments (continued):

The above asset and liabilities are the only ones measured at fair value on a recurring basis and are all measured at level 2 in the fair value hierarchy.

The Company does not hold assets or liabilities measured using level 3 inputs.

The fair value of the coffee contracts has been determined using published quoted values for these commodities. The fair value of foreign exchange forward contracts has been determined using rates published by the financial institution which is counterparty to these contracts. The fair value of the interest rate swap and cross currency swaps has been determined using rates published on financial capital markets.

Effect of derivative instruments on earnings (gross of tax) for the following periods:

	Classification of (gain) loss in the consolidated statement of earnings	Gain (loss) realized and unrealized
		Twenty-eight weeks ended October 16, 2010	Twenty-eight weeks ended October 16, 2009
Coffee contracts	Cost of sales	$(209)	$(6)
Forward foreign exchange contracts	Financial expenses	(811)	2,819
Interest rate swaps	Financial expenses	(3,445)	(6,353)
Cross currency swaps	Financial expenses	941	59,159

Total derivatives		$(3,524)	$55,619

(b)	Foreign exchange risk:

Gains and losses on foreign exchange transactions related to the long-term debt are recorded in financial expenses (note 4).

Gains and losses on foreign exchange transactions other than for the long-term debt are recorded in the cost of goods sold and operating expenses in the consolidated statement of earnings. For the twenty-eight weeks ended October 16, 2010, this amounted to a loss of $443,000 ($1,307,000 for the twenty-eight weeks ended October 10, 2009).

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

13.	Financial instruments (continued):

(b)	Foreign exchange risk (continued):

Derivative financial instruments:

On July 19, 2007, the Company entered into cross-currency swaps to hedge the foreign exchange fluctuations related to its US first and second lien credit by fixing the US/Canadian dollar exchange rate at 1.1016 on a notional amount of $375,000,000 and on the payments of the interest. These swaps expire from July 2014 to January 2015.

The Company makes purchases in US dollars and enters into foreign exchange forward contracts in order to manage its foreign exchange risk. The Company does not hold nor issue such financial instruments for trading purposes. As at October 16, 2010, there were forward foreign exchange contracts outstanding with an average exchange rate of one US dollar for CDN 1.05182 for a notional amount of $5,050,000. These contracts expire from November 2010 to July 2011.

(c)	Interest rate risk:

The Company has entered into interest rate swaps to manage its interest rate exposure on a portion of the first and second lien credit. The Company is committed to exchange, at specific intervals, the difference between the fixed and floating interest rates calculated based on notional principal amounts. The Company pays a fixed interest rate of 4.773% on an average notional amount of $224,020,688 and receives floating interest rates based on bankers’ acceptances having a three-month maturity. The swap will expire on December 31, 2010.

(d)	Price risk:

The Company also has a significant exposure toward the fluctuation of the price of green coffee. The Company purchases coffee futures contracts on a public commodities market in order to manage its price risk. As at October 16, 2010, the Company had contracts for 4.4 million pounds (October 10, 2009 – 4.4 million pounds) of green coffee at an average price of $1.6784 (October 10, 2009 – 1.2136) per pound outstanding. The Company’s outstanding contracts expire in December 2010.

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

13.	Financial instruments (continued):

(e)	Credit risk:

Management believes the Company does not have a significant exposure to any individual customer nor counterparty. The Company reviews a new customer’s credit history before extending credit and conducts regular reviews of its existing customers’ credit performance. An allowance for doubtful accounts is established based upon factors such as the credit risk for specific customers, historical trends and other information.

14.	Subsequent events:

Subsequent events have been evaluated until March 3, 2011, which corresponds to the date on which the financial statements were available to be issued.

(a)	In connection with the acquisition described below, on December 14, 2010, the Company, its holding company and two wholly-owned subsidiaries, Van Houtte Group Inc. and Van Houtte Filterfresh Holdings Inc., were amalgamated to form LJVH Holdings Inc. (“Merged LJVH”). The shareholders’ respective pre-amalgamation ownership has been preserved after the amalgamation. Options to acquire common shares and Class B preferred shares of LJVH have been exchanged for options to acquire the equivalent number of common shares and Class B preferred shares of Merged LJVH at equivalent exercise prices. Merged LJVH is continued as a corporation under the laws of the Province of New Brunswick under the name “LJVH Holdings Inc.”

(b)	On December 17, 2010, all of the outstanding shares of the Company were acquired by SSR Acquisition Corp., a wholly-owned subsidiary of Green Mountain Coffee Roasters, Inc. (the “share purchase transaction”), for an aggregate cash purchase price of CDN$915,000,000, subject to future adjustments based on the working capital, net indebtedness and closing tax adjustments, as of immediately prior to the share purchase transaction’s closing, as defined in the Share Purchase Agreement (the “Agreement”).

LJVH HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements, Continued

(Unaudited)

Twenty-eight weeks ended October 16, 2010 and October 10, 2009

(Tabular amounts are in thousands of U.S. dollars unless otherwise noted.)

14.	Subsequent events (continued):

(b)	(continued):

Pursuant to the closing of the share purchase transaction, the following transactions occurred:

•	Accelerated vesting and exercise of all outstanding options to convert them into common and preferred shares for an amount of CDN$451,131.

•

The subordinated notes to parent company have been converted into Class B preferred shares of LJVH based on the accreted value of the Class B preferred shares on the conversion date. At the closing date, the liquidation price of the Class A preferred shares and the Class B preferred shares was CDN$79,100,000 and CDN$179,900,000, respectively. Subsequently, they were purchased by the purchaser.

•	Repayment of the first and second lien credit and the related cross-currency and interest swap agreements in the amount of CDN$407,592,000.

•	Lump-sum payment of CDN$3,110,000 for termination of the main SERP plan on December 23, 2010.

The Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

(c)	Following the closing of the share purchase transaction described herein, the Company and SSR Acquisition Corp. were amalgamated. As a result, the Company continuing the business was renamed Van Houtte Holding Company Limited.